UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K

                         Current Report
             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of report (Date of earliest event reported) October 17, 1995

                        CUC International Inc.
         (Exact name of registrant as specified in charter)


           Delaware               1-10308           06-0918165
(State or other jurisdiction    (Commission     (I.R.S. Employer
of incorporation)                File Number)   Identification No.)


       707 Summer Street
     Stamford, Connecticut                                06901
(Address of principal executive offices)               (Zip Code)


                             (203)324-9261
     (Registrant's telephone number, including area code)


                            Not applicable
(Former name or former address, if changed since last report.)



















ITEM 5.   OTHER INFORMATION

On October 17, 1995, CUC International Inc. (the "Company")
and its wholly-owned subsidiary, Retreat Acquisition
Corporation ("Merger Sub"), entered into an Agreement and Plan of Merger with Advance Ross Corporation ("Advance Ross")
pursuant to which the Company, Merger Sub and Advance Ross plan to consummate a merger (the "Merger") in which Merger Sub shall be
merged with and into Advance  Ross.   In the Merger, each share
of common stock, par value $.01 per share, of Advance Ross issued and outstanding immediately prior to the effective time of the Merger would by virtue of the Merger be converted into five-sixths of a share of common stock, par value $.01 per share, of the Company, subject to certain adjustments. The consummation of the Merger is subject to customary closing conditions, including the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the approval of the holders of Advance Ross common stock.

The information set forth in the press release attached hereto as Exhibit 5.1 is incorporated herein by reference in its entirety.





































                          SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                           CUC International Inc.
                           (Registrant)



Date: October 18, 1995  By: COSMO CORIGLIANO
                            Cosmo Corigliano - Senior Vice President
                            and Chief Financial Officer
                            (Principal Financial and Accounting
                             Officer)